UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               April 14, 2010

THE MONARCH CEMENT COMPANY
(Exact name of Registrant as specified in its charter)

Kansas	0-2757	48-0340590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. BOX 1000, HUMBOLDT, KANSAS  66748-0900
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code (620) 473-2222

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

    The Monarch Cement Company held its annual meeting of stockholders on Wednesday, April 14, 2010, at which meeting our stockholders voted upon the election of four Class III directors to hold office for a term expiring at our 2013 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. No other matters were voted upon at the annual meeting. At the annual meeting, Jack R. Callahan, Ronald E. Callaway, Robert M. Kissick and Byron K. Radcliff each was elected as a Class III director. The following is a summary of the votes cast at the annual meeting with respect to the election of directors:

Name	Votes in Favor	Votes Withheld
Jack R. Callahan	15,129,920	181,602
Ronald E. Callaway	15,236,345	75,177
Robert M. Kissick	15,193,869	117,653
Byron K. Radcliff	15,223,205	88,317

There were no broker non-votes.

    In addition to the Class III directors elected at the Annual Meeting, the persons continuing their term of office as members of our board of directors are identified below.

   Class I Directors (term to expire in 2011)
       David L. Deffner
       Gayle C. McMillen
       Richard N. Nixon

   Class II Directors (term to expire in 2012)
       Byron J. Radcliff
       Michael R. Wachter
       Walter H. Wulf, Jr.
       Walter H. Wulf, III

   Additional information regarding the annual meeting is contained in our proxy statement dated March 16, 2010.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        The Monarch Cement Company
Dated: April 15, 2010

                         By:  /s/ Debra P. Roe
                            Debra P. Roe, CPA
                            Chief Financial Officer and
                            Assistant Secretary-Treasurer